Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 5, 2006, with respect to the financial statements of Independent Steel Company included in Registration Statement No. 333-142822 on Form S-4 of Clayton Acquisition Corporation.

/s/ Maloney + Novotny LLC

(fka Hausser + Taylor LLC)

January 10, 2008